     As filed with the Securities and Exchange Commission on June 2, 1999
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                        -------------------------------
                             WELLS FARGO & COMPANY
                     (formerly named Norwest Corporation)
             (Exact name of registrant as specified in its charter)

       Delaware                               6712                  41-0449260
 (State or other jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)     Classification Code Number)   Identification No.)

                             420 Montgomery Street
                        San Francisco, California 94163
                                  415-477-1000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                      ------------------------------------
                               Stanley S. Stroup
                  Executive Vice President and General Counsel
                             Wells Fargo & Company
                             420 Montgomery Street
                        San Francisco, California 94163
                                  415-396-6019
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                                Robert J. Kaukol
                             Wells Fargo & Company
                          1050 17th Street, Suite 120
                             Denver, Colorado 80265
                                  303-899-5802
                               __________________
                  Norwest Corporation Savings Investment Plan
                              (Full title of plan)
                              ____________________
                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
        Title of Securities             Amount     Proposed Maximum     Proposed Maximum     Amount of
               to Be                    to Be       Offering Price          Aggregate       Registration
             Registered               Registered       Per Share         Offering Price         Fee
---------------------------------------------------------------------------------------------------------
        Common Stock                 21,000,000      $38.375(2)          $805,875,000(2)      $224,034
    (par value $1-2/3 per share) (1)
=========================================================================================================

(1) Each share of the Registrant's common stock includes one preferred stock purchase right.

(2)  Estimated solely for the purpose of computing the registration fee.
                           __________________________

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Registrant (File No. 001-2979) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Prospectus:

     .  Annual Report on Form 10-K for the year ended December 31, 1998;

     .  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     . Current Reports on Form 8-K filed January 29, 1999, April 21, 1999 and April 28, 1999;

     . Current Report on Form 8-K filed October 14, 1997, containing a description of Wells Fargo & Company common stock, including any amendment or report filed with the SEC to update such description; and

     . Registration Statement on Form 8-A dated October 21, 1998, containing a description of preferred stock purchase rights attached to shares of Wells Fargo & Company common stock, including any amendment or report filed with the SEC to update such description.

         All documents filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with action, suit or proceeding. Article Fourteenth of the Restated Certificate of Incorporation of the Registrant provides for broad indemnification of directors and officers. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index.

         The Registrant will submit or has submitted the Norwest Corporation Savings Investment Plan and any amendment thereto to the Internal Revenue Service (IRS) in a timely manner and has made or will make all changes required by the IRS to qualify the plan.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 of section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the
                 Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 1, 1999.

                                WELLS FARGO & COMPANY

                                By:      /s/ Richard M. Kovacevich
                                        ---------------------------------
                                              Richard M. Kovacevich
                                      President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on June 1, 1999 by the following persons in the capacities indicated:

    /s/ Richard M. Kovacevich            President and Chief Executive Officer
    -------------------------
    Richard M. Kovacevich                (Principal Executive Officer)

    /s/ Rodney L. Jacobs                 Vice Chairman and Chief Financial Officer
    --------------------
    Rodney L. Jacobs                     (Principal Financial Officer)

    /s/ Les L. Quock                     Senior Vice President and Controller
    --------------------
    Les L. Quock                         (Principal Accounting Officer)

LES BILLER             )
J.A. BLANCHARD III     )
MICHAEL R. BOWLIN      )
EDWARD M. CARSON       )
DAVID A. CHRISTENSEN   )
WILLIAM S. DAVILA      )
SUSAN E. ENGEL         )
PAUL HAZEN             )
WILLIAM A. HODDER      )
RODNEY L. JACOBS       )
RICHARD M. KOVACEVICH  )                A majority of the
RICHARD D. McCORMICK   )                Board of Directors*
CYNTHIA H. MILLIGAN    )
BENJAMIN F. MONTOYA    )
PHILIP J. QUIGLEY      )
DONALD B. RICE         )
IAN M. ROLLAND         )
JUDITH M. RUNSTAD      )
SUSAN G. SWENSON       )
DANIEL M. TELLEP       )
MICHAEL W. WRIGHT      )

--------------------
*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                      /s/ Richard M. Kovacevich
                                    ---------------------------
                                     Richard M. Kovacevich
                                     Attorney-in-Fact

   Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Norwest Corporation Savings-Investment Plan has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto authorized, in the City of San Francisco, State of California, on June 1, 1999.


                                WELLS FARGO & COMPANY, as plan
                                        administrator

                                By:  /s/ Richard M. Kovacevich
                                     --------------------------
                                     Richard M. Kovacevich
                                     President

                               INDEX TO EXHIBITS

Exhibit                                                                          Form of Filing
Number                             Description                                      Filing
------                             -----------                                   --------------
   4.1         Restated Certificate of Incorporation, as amended
               (incorporated by reference to Exhibit 3(b) to Registrant's
               Current Report on Form 8-K dated June 28, 1993). Certificates of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form
               8-K dated July 3, 1995, and Exhibits 3(b) and 3(c) to
               Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

 4.1.1         Certificate of Designations for ESOP Cumulative Convertible
               Preferred Stock (incorporated by reference to Exhibit 4 to
               Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994).

 4.1.2         Certificate of Designations for Cumulative Tracking Preferred
               Stock (incorporated by reference to Exhibit 3 to Registrant's
               Current Report on Form 8-K dated January 9, 1995).

 4.1.3         Certificate of Designations for 1995 ESOP Cumulative
               Convertible Preferred Stock (incorporated by reference to
               Exhibit 4 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).

 4.1.4         Certificate of Designations for 1996 ESOP Cumulative
               Convertible Preferred Stock (incorporated by reference to
               Exhibit 3 to Registrant's Current Report on Form 8-K dated
               November 26, 1996).

 4.1.5         Certificate of Designations for 1997 ESOP Cumulative
               Convertible Preferred Stock (incorporated by reference to
               Exhibit 3 to Registrant's Current Report on Form 8-K dated
               April 14, 1997).

 4.1.6         Certificate of Designations for 1998 ESOP Cumulative
               Convertible Preferred Stock (incorporated by reference to
               Exhibit 3 to Registrant's Current Report on Form 8-K dated
               April 20, 1998).

 4.1.7         Certificate of Designations for 1999 ESOP Cumulative
               Convertible Preferred Stock (incorporated by reference to
               Exhibit 3(b) to Registrant's Current Report on Form 8-K dated
               April 21, 1999).

 4.1.8         Certificate of Designations for Adjustable Cumulative
               Preferred Stock, Series B (incorporated by reference to
               Exhibit 3(j) to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

 4.1.9         Certificate of Designations for Fixed/Adjustable Rate
               Noncumulative Preferred Stock, Series H (incorporated by reference to Exhibit 3(k) to Registrant's Quarterly Report on
               Form 10-Q for the quarter ended September 30, 1998).

Exhibit                                                                               Form of
Number                             Description                                        Filing
------                             -----------                                      --------
    4.1.10     Certificate of Designations for Series C Junior Participating
               Preferred Stock (incorporated by reference to Exhibit 3(l) to
               Registrant's Annual Report on Form 10-K for the year ended
               December 31, 1998).

    4.1.11     Certificate Eliminating the Certificate of Designations for
               Cumulative Convertible Preferred Stock, Series B
               (incorporated by reference to Exhibit 3(a) to Registrant's
               Current Report on Form 8-K dated November 1, 1995).

    4.1.12     Certificate Eliminating the Certificate of Designations for
               10.24% Cumulative Preferred Stock (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form 8-K dated
               February 20, 1996).

    4.1.13     Certificate Eliminating the Certificate of Designations for
               Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3(a) to Registrant's Current report on Form 8-K dated April 21, 1999).

       4.2     By-Laws (incorporated by reference to Exhibit 3(m) to
               Registrant's Annual Report on Form 10-K for the year ended
               December 31, 1998).

       4.3     Rights Agreement, dated as of October 21, 1998, between
               Norwest Corporation (now named Wells Fargo & Company) and
               ChaseMellon Shareholder Services, L.L.C., as Rights Agent
               (incorporated by reference to Exhibit 4.1 to Registrant's
               Registration Statement on Form 8-A dated October 21, 1998).

         5     Opinion of Stanley S. Stroup.                                        Electronic
                                                                                    Transmission

      23.1     Consent of Stanley S. Stroup (included as part of Exhibit 5).

      23.2     Consent of KPMG LLP.                                                 Electronic
                                                                                    Transmission

        24     Powers of Attorney.                                                  Electronic
                                                                                    Transmission

        99 Norwest Corporation Savings Investment Plan, as further amended and restated effective January 1, 1998 (incorporated by reference to Exhibit 99 to the Plan's annual report on Form 11-K for the year ended December 31, 1997).